Exhibit 99.2

Compass Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31

	2000	1999

	(in Thousands)
Assets

Cash and due from banks	$750,815	$729,124

Federal funds sold and securities purchased under agreements to resell	163,896	122,019

Trading account securities	17,211	50,705

Investment securities available for sale	5,074,819	4,257,848

Investment securities (fair value of $1,431,195 and $1,501,543 for 2000 and 1999, respectively)	1,434,689	1,560,629

Loans, net of unearned income	12,258,754	11,558,678

Allowance for loan losses	(167,288)	(151,211)

Net loans	12,091,466	11,407,467

Premises and equipment, net	468,468	416,449

Other assets	875,796	608,607

Total assets	$20,877,160	$19,152,848

Liabilities and Shareholders’ Equity

Deposits:

Noninterest bearing	$3,188,969	$2,772,174

Interest bearing	11,636,408	10,881,795

Total deposits	14,825,377	13,653,969

Federal funds purchased and securities sold under agreements to repurchase	1,611,905	1,373,330

Other short-term borrowings	163,271	174,862

FHLB and other borrowings	2,432,363	2,485,223

Guaranteed preferred beneficial interests in Company’s junior subordinated deferrable interest debentures	152,822	123,000

Accrued expenses and other liabilities	181,418	87,535

Total liabilities	19,367,156	17,897,919

Shareholders’ equity:

Common stock of $2 par value:

Authorized — 200,000,000 shares;

Issued — 127,779,021 shares in 2000 and 123,848,891 shares in 1999	255,558	247,698

Surplus	145,801	130,937

Loans to finance stock purchases	(1,777)	(1,715)

Unearned restricted stock	(1,923)	(2,746)

Accumulated other comprehensive loss	(16,796)	(93,534)

Retained earnings	1,129,141	974,289

Total shareholders’ equity	1,510,004	1,254,929

Total liabilities and shareholders’ equity	$20,877,160	$19,152,848

See accompanying notes to consolidated financial statements.

Compass Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

	Year Ended December 31

	2000	1999	1998

	(in Thousands Except Per Share Data)
Interest income:

Interest and fees on loans	$1,100,909	$918,516	$880,692

Interest on investment securities available for sale	301,133	274,163	186,914

Interest on investment securities	105,314	115,293	98,731

Interest on federal funds sold and securities purchased under agreements to resell	6,145	4,955	7,768

Interest on trading account securities	2,068	4,312	5,854

Total interest income	1,515,569	1,317,239	1,179,959

Interest expense:

Interest on deposits	543,342	442,902	415,875

Interest on federal funds purchased and securities sold under agreements to repurchase	88,896	64,681	62,729

Interest on other short-term borrowings	11,609	9,020	9,234

Interest on FHLB and other borrowings	142,016	113,799	79,731

Interest on guaranteed preferred beneficial interests in Company’s junior subordinated deferrable interest debentures	11,194	10,135	8,230

Total interest expense	797,057	640,537	575,799

Net interest income	718,512	676,702	604,160

Provision for loan losses	65,578	35,201	39,995

Net interest income after provision for loan losses	652,934	641,501	564,165

Noninterest income:

Service charges on deposit accounts	127,476	104,104	90,140

Credit card service charges and fees	29,242	19,587	14,611

Asset management fees	20,117	18,586	16,769

Retail investment sales income	18,474	21,220	19,219

Trading account profits and commissions	8,097	10,117	14,685

Investment securities gains, net	4	2,102	4,251

Other	101,786	71,299	67,488

Total noninterest income	305,196	247,015	227,163

Noninterest expense:

Salaries, benefits and commissions	304,921	279,718	259,078

Equipment expense	52,812	45,076	38,450

Net occupancy expense	46,199	40,531	37,730

Professional services	37,799	39,600	38,051

Merger and integration	8,896	6,787	21,738

Other	148,658	130,815	111,439

Total noninterest expense	599,285	542,527	506,486

Net income before income tax expense	358,845	345,989	284,842

Income tax expense	117,222	117,021	93,629

Net income	$241,623	$228,968	$191,213

Basic earnings per share	$1.91	$1.84	$1.55

Basic weighted average shares outstanding	126,514	123,482	121,435

Diluted earnings per share	$1.90	$1.82	$1.52

Diluted weighted average shares outstanding	127,261	124,581	123,886

See accompanying notes to consolidated financial statements.

Compass Bancshares, Inc. and Subsidiaries
Consolidated Statements of Shareholders’ Equity
Years Ended December 31, 2000, 1999 and 1998

					Accumulated
					Other
	Preferred	Common		Retained	Comprehensive
	Stock	Stock	Surplus	Earnings	Income (loss)	Other

	(in Thousands)
Balance, December 31, 1997	$31,750	$161,034	$109,425	$818,761	$1,063	$(8,049)

Net income — 1998	—	—	—	191,213	—	—

Change in unrealized gain (loss) on securities available for sale	—	—	—	—	10,334	—

Comprehensive income

Common dividends declared ($0.70 per share)	—	—	—	(79,807)	—	—

Preferred dividends declared	—	—	—	(2,996)	—	—

Pre-merger transactions of pooled entities	—	(29)	2,587	—	—	50

Exercise of stock options and other issuances	—	787	9,750	(1,379)	—	—

Issuance of restricted stock	—	142	2,980	—	—	(3,122)

Cancellation of restricted stock	—	(32)	(459)	—	—	387

Issuance of common stock for acquisition accounted for as pooling-of-interests	—	500	(501)	(12)	—	—

Repayment of loans to finance stock purchases, net of advances	—	—	—	—	—	2,283

Amortization of restricted stock	—	—	—	—	—	2,038

Conversion of preferred stock	(3,000)	2,253	747	—	—	—

Cash paid for fractional shares in business combinations	—	—	(22)	—	—	—

Balance, December 31, 1998	28,750	164,655	124,507	925,780	11,397	(6,413)

Net income — 1999	—	—	—	228,968	—	—

Change in unrealized gain (loss) on securities available for sale	—	—	—	—	(104,931)	—

Comprehensive income

Common dividends declared ($0.80 per share)	—	—	—	(95,492)	—	—

Preferred dividends declared	—	—	—	(1,601)	—	—

Stock split	—	82,433	—	(82,433)	—	—

Exercise of stock options and other issuances	—	500	4,670	(363)	—	—

Issuance of restricted stock	—	143	2,323	—	—	(2,466)

Cancellation of restricted stock	—	(33)	(563)	—	—	596

Repayment of loans to finance stock purchases, net of advances	—	—	—	—	—	1,226

Amortization of restricted stock	—	—	—	—	—	2,596

Redemption of preferred stock	(28,750)	—	—	(518)	—	—

Cash paid for fractional shares resulting from stock split	—	—	—	(52)	—	—

Balance, December 31, 1999	—	247,698	130,937	974,289	(93,534)	(4,461)

Net income — 2000	—	—	—	241,623	—	—

Change in unrealized gain (loss) on securities available for sale	—	—	—	—	76,738	—

Comprehensive income

Common dividends declared ($0.88 per share)	—	—	—	(106,031)	—	—

Exercise of stock options and other issuances	—	437	4,142	(31)	—	—

Issuance of restricted stock	—	191	1,419	—	—	(1,610)

Cancellation of restricted stock	—	(8)	(90)	—	—	98

Issuance of common stock for acquisition	—	7,240	9,393	19,291	—	—

Repayment of loans to finance stock purchases, net of advances	—	—	—	—	—	(62)

Amortization of restricted stock	—	—	—	—	—	2,335

Balance, December 31, 2000	$—	$255,558	$145,801	$1,129,141	$(16,796)	$(3,700)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Shareholders'	Comprehensive
	Equity	Income

	(in Thousands)
Balance, December 31, 1997	$1,113,984

Net income — 1998	191,213	$191,213

Change in unrealized gain (loss) on securities available for sale	10,334	10,334

Comprehensive income		$201,547

Common dividends declared ($0.70 per share)	(79,807)

Preferred dividends declared	(2,996)

Pre-merger transactions of pooled entities	2,608

Exercise of stock options and other issuances	9,158

Issuance of restricted stock	—

Cancellation of restricted stock	(104)

Issuance of common stock for acquisition accounted for as pooling-of-interests	(13)

Repayment of loans to finance stock purchases, net of advances	2,283

Amortization of restricted stock	2,038

Conversion of preferred stock	—

Cash paid for fractional shares in business combinations	(22)

Balance, December 31, 1998	1,248,676

Net income — 1999	228,968	$228,968

Change in unrealized gain (loss) on securities available for sale	(104,931)	(104,931)

Comprehensive income		$124,037

Common dividends declared ($0.80 per share)	(95,492)

Preferred dividends declared	(1,601)

Stock split	—

Exercise of stock options and other issuances	4,807

Issuance of restricted stock	—

Cancellation of restricted stock	—

Repayment of loans to finance stock purchases, net of advances	1,226

Amortization of restricted stock	2,596

Redemption of preferred stock	(29,268)

Cash paid for fractional shares resulting from stock split	(52)

Balance, December 31, 1999	1,254,929

Net income — 2000	241,623	$241,623

Change in unrealized gain (loss) on securities available for sale	76,738	76,738

Comprehensive income		$318,361

Common dividends declared ($0.88 per share)	(106,031)

Exercise of stock options and other issuances	4,548

Issuance of restricted stock	-

Cancellation of restricted stock	-

Issuance of common stock for acquisition	35,924

Repayment of loans to finance stock purchases, net of advances	(62)

Amortization of restricted stock	2,335

Balance, December 31, 2000	$1,510,004

See accompanying notes to consolidated financial statements.

Compass Bancshares, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31

	2000	1999	1998

		(in Thousands)
Operating Activities:

Net income	$241,623	$228,968	$191,213

Adjustments to reconcile net income to cash provided by operations:

Depreciation and amortization	75,095	66,160	51,252

Accretion of discount and loan fees	(27,732)	(19,473)	(18,831)

Provision for loan losses	65,578	35,201	39,995

Net change in trading account securities	33,494	76,966	(15,211)

Deferred tax expense	37,659	8,786	4,362

Gain on sale of securitized loans	—	—	(4,264)

Gain on sale of investment securities available for sale	(4)	(2,102)	(4,251)

(Gain) loss on sale of premises and equipment	(28)	(2,728)	1,481

Gain on sale of other real estate owned	(1,401)	(1,036)	(683)

Gain on sale of branches	(16,700)	—	—

Increase in other assets	(184,950)	(13,129)	(1,271)

Decrease in other liabilities	(4,505)	(5,270)	(15,251)

Net cash provided by operating activities	218,129	372,343	228,541

Investing Activities:

Proceeds from maturities/calls of investment securities	152,541	416,181	695,846

Purchases of investment securities	(22,326)	(786)	(1,526,496)

Proceeds from sales of investment securities available for sale	280,124	431,417	746,174

Proceeds from maturities/calls of investment securities available for sale	783,307	1,044,729	1,199,532

Purchases of investment securities available for sale	(447,987)	(1,096,188)	(2,526,306)

Net (increase) decrease in federal funds sold and securities purchased under agreements to resell	(24,178)	(34,875)	120,408

Net increase in loan portfolio	(1,466,061)	(1,813,606)	(1,580,846)

Net cash received (paid) in acquisitions of banks	(51,956)	140,790	—

Net cash paid in sale of branches	(137,726)	—	—

Sale of securitized loans	—	—	359,680

Purchases of premises and equipment	(67,888)	(75,792)	(59,496)

Proceeds from sales of other real estate owned	9,758	7,687	8,418

Net cash used by investing activities	(992,392)	(980,443)	(2,563,086)

Financing Activities:

Net increase in demand deposits, NOW accounts and savings accounts	218,458	167,287	1,019,147

Net increase in time deposits	541,801	264,421	238,895

Net increase (decrease) in federal funds purchased and securities sold under agreements to repurchase	185,765	(391,161)	577,303

Net increase (decrease) in other short-term borrowings	(11,591)	15,013	(23,704)

Proceeds from FHLB advances and other borrowings	1,312,941	1,881,242	844,594

Repayment of FHLB advances and other borrowings	(1,367,764)	(1,360,301)	(216,799)

Issuance of guaranteed preferred beneficial interests in Company’s junior subordinated deferrable interest debentures	17,822	23,000	—

Cash paid in lieu of fractional shares	(1)	(52)	(22)

Redemption of preferred stock	—	(29,268)	—

Common and preferred dividends paid	(105,964)	(98,157)	(82,176)

Pre-merger transactions of pooled entities	—	—	2,608

Repayment of loans to finance stock purchases, net of advances	578	2,785	5,121

Proceeds from exercise of stock options	3,909	2,565	6,307

Net cash provided by financing activities	795,954	477,374	2,371,274

Net increase (decrease) in cash and due from banks	21,691	(130,726)	36,729

Cash and due from banks at beginning of the year	729,124	859,850	823,121

Cash and due from banks at end of the year	$750,815	$729,124	$859,850

      See accompanying notes to consolidated financial statements.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2000, 1999 and 1998

(1) Summary of Significant Accounting Policies

      The accounting principles followed by Compass Bancshares, Inc. and its subsidiaries (the “Company”) and the methods of applying these principles conform with U.S. generally accepted accounting principles and with general practices within the banking industry. Certain principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

      Financial institutions acquired by the Company during the past three years and accounted for as purchases are reflected in the financial position and results of operations of the Company since the date of their acquisition. Prior information has been restated to reflect the FirsTier Corporation (“FirsTier”) and Western Bancshares, Inc. acquisitions accounted for using the pooling-of-interests method of accounting.

Basis of Presentation

      The consolidated financial statements include the accounts of Compass Bancshares, Inc. and its subsidiaries, Compass Bank, the Company’s lead bank subsidiary headquartered in Birmingham, Alabama, (“Compass Bank”), and Central Bank of the South, (collectively, the “Subsidiary Banks”), Compass Land Holding Corporation and Compass Underwriters, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior year amounts to conform with the current year presentation. Such reclassifications had no effect on net income, total assets, total liabilities, or shareholders’ equity.

Nature of Operations

      The Subsidiary Banks operate 340 branches in Alabama, Arizona, Colorado, Florida, Nebraska, New Mexico and Texas. The Subsidiary Banks’ branches in Alabama are located throughout the state while its Florida branches are concentrated in the Jacksonville area and in the Florida panhandle. In Texas, the Subsidiary Banks’ branches are primarily located in the state’s four largest metropolitan areas of Houston, Dallas, San Antonio and Austin. The Subsidiary Banks’ Arizona operations are primarily located in Tucson and Phoenix. The Company’s New Mexico branches are concentrated around the Albuquerque metropolitan area. The Colorado branches are concentrated around the Denver metropolitan area. The Nebraska branches are near the Colorado border.

Stock Split

      On February 15, 1999, the Company announced a three-for-two stock split that was effected in the form of a 50 percent stock dividend on April 2, 1999, to shareholders of record as of March 15, 1999. Shareholders’ equity, as presented in the Consolidated Balance Sheets, reflects the issuance of 41.2 million shares of the Company’s common stock. Per share information for all periods has been restated to reflect the stock split in accordance with U.S. generally accepted accounting principles.

Use of Estimates

      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period, the most significant of which relates to the allowance for loan losses. Actual results could differ from those estimates.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

Securities

      Securities are held in three portfolios: (i) trading account securities, (ii) investment securities, and (iii) investment securities available for sale. Trading account securities are stated at fair value. Investment securities are held to maturity and are stated at cost adjusted for amortization of premiums and accretion of discounts. With regard to investment securities, management has the intent and the Company has the ability to hold such securities until maturity. Investment securities available for sale are classified as such due to the fact that management may decide to sell certain securities prior to maturity for liquidity, tax planning or other valid business purposes. Increases and decreases in the net unrealized gain (loss) on the portfolio of securities available for sale are reflected as adjustments to the carrying value of the portfolio and, for the tax-effected amounts, as adjustments to accumulated other comprehensive income, a separate component of shareholders’ equity.

      Interest earned on investment securities, investment securities available for sale and trading account securities is included in interest income. Net gains and losses on the sale of investment securities available for sale, computed principally on the specific identification method, are shown separately in noninterest income in the Consolidated Statements of Income.

Securities Purchased Under Agreements to Resell

      The Company enters into purchases of securities under agreements to resell substantially identical securities. At December 31, 2000, securities purchased under agreements to resell were approximately $24.8 million. The market value of the securities underlying the agreements was approximately $25.0 million.

Loans

      All loans are stated at principal outstanding. Interest income on loans is recognized primarily on the level yield method. Loan fees, net of direct costs, are reflected as an adjustment to the yield of the related loan over the term of the loan. The Company does not have a concentration of loans to any one industry.

      It is the general policy of the Company to stop accruing interest income and place the recognition of interest on a cash basis when any commercial, industrial or real estate loan is 90 days or more past due as to principal or interest and/or the ultimate collection of either is in doubt, unless collection of both principal and interest is assured by way of collateralization, guarantees or other security. Accrual of interest income on consumer installment loans is suspended when any payment of principal or interest, or both, is more than 120 days delinquent. Credit card loans and the related accrued interest are charged off when the receivable is more than 150 days past due. When a loan is placed on a nonaccrual basis, any interest previously accrued but not collected is reversed against current income unless the collateral for the loan is sufficient to cover the accrued interest or a guarantor assures payment of interest.

      Generally, the Company evaluates loans for impairment when a portion of a loan is internally risk rated as substandard or doubtful. All nonaccrual loans not meeting the definition of smaller balance homogeneous loans are considered impaired. Smaller balance homogeneous loans include residential mortgages, credit card receivables, and consumer installment loans, primarily direct and indirect automobile loans. The Company generally measures impairment based upon the present value of the loan’s expected future cash flows discounted at the loan’s effective interest rate, except where foreclosure or liquidation is probable or when the primary source of repayment is provided by real estate collateral. In these circumstances, impairment is measured based upon the fair value of the collateral. In addition, in certain rare circumstances, impairment may be based on the loan’s observable fair value. Impairment with regard to substantially all of the Company’s impaired loans has been measured based on the fair value of the underlying collateral. The Company’s policy for recognizing interest income on impaired loans is consistent with its nonaccrual policy.

Allowance for Loan Losses

      The amount of the provision for loan losses charged to income is determined on the basis of several factors including actual loss experience, identified loan impairment, current and expected economic conditions, and periodic examinations and appraisals of the loan portfolio. Such provisions, less net loan charge-offs, comprise the allowance for loan losses which is deducted from loans and is maintained at a level management considers to be adequate to absorb loss inherent in the portfolio.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The Company generally follows the policy of charging off loans determined to be uncollectible by management, the Company’s loan review department or federal and state supervisory authorities. Subsequent recoveries are credited to the allowance for loan losses.

Merger and Integration Expenses

      Merger and integration expenses, as presented in the Consolidated Statements of Income, represent costs associated with business combinations completed by the Company and costs associated with maintaining the Company’s mergers and acquisition department. These costs primarily include compensation expense incurred, data processing systems conversion costs, professional fees and broker fees.

Intangibles

      Intangible assets are included in other assets in the Consolidated Balance Sheets. The amortization periods for these assets are dependent upon the type of intangible asset. Goodwill is amortized over a period not greater than 25 years; core deposit and other identifiable intangibles are amortized over a period based on the life of the intangible which generally varies from 10 to 25 years. Goodwill is amortized using the straight-line method and other identifiable intangibles are amortized using accelerated methods as appropriate. The Company periodically reviews its intangible assets for impairment. Intangible assets totaled $300 million and $248 million at December 31, 2000 and 1999, respectively.

Premises and Equipment

      Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is lesser.

Income Taxes

      Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and are measured using the tax rates and laws that are expected to be in effect when the differences are anticipated to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the change.

Derivative Financial Instruments

      As part of the Company’s overall interest rate risk management, the Company uses interest rate swaps, caps and floors. For interest rate swaps, caps and floors that are designated as synthetic alterations of existing assets or liabilities and that meet the Company’s tolerance for interest rate risk, changes in the fair value are not reflected in the financial statements until realized. Gains or losses on terminated swaps, caps and floors are deferred and amortized as an adjustment of net interest income over the remaining lives of the original contracts. At year-end 2000 and 1999, there were no deferred gains or losses on terminated interest rate protection contracts.

      Interest income or expense related to interest rate swaps, caps and floors is recorded over the life of the agreement as an adjustment to net interest income. Changes in the fair value of options used in the securities trading portfolio, as well as changes in the fair value of short-sale transactions, are recognized currently by the mark-to-market method of accounting and are recorded in the noninterest income section of the Consolidated Statements of Income as trading account profits and commissions.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

Securitization and Sales of Receivables

      When the Company sells receivables in securitizations of automobile loans and residential mortgage loans, it may retain one or more senior tranches, subordinated tranches, servicing rights, and in some cases a cash reserve account and interest-only strips, all of which are retained interests in the securitized receivables. Gains or losses on sale of the receivables depend in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer. Subsequent to the sales, certain retained interests are carried at fair value as investment securities available for sale. To obtain fair values, quoted market prices are used if available. If quotes are not available for retained interests, the Company generally estimates fair value based on the present value of future expected cash flows using management’s estimates of the key assumptions — credit losses, prepayment speeds, forward yield curves, and discount rates commensurate with the risks involved.

Earnings per Share

      Basic earnings per share has been computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the year presented. Diluted earnings per share has been computed by dividing net income available to common shareholders and assumed conversions by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding using the treasury stock method.

Recently Issued Accounting Standards

Accounting for Derivative Instruments and Hedging Activities

      In June, 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability at its fair value. The Statement requires that changes in a derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133,” which delayed the original effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities,” which amends SFAS No. 133. SFAS No. 138 addresses a limited number of issues related to the implementation of SFAS No. 133.

      On January 1, 2001, Compass adopted SFAS No. 133 and recognized an asset of $27 million for the fair value of derivative instruments which have been designated as fair value hedges of the Company’s fixed rate long-term debt. The impact of recognizing this asset was offset entirely by the recognition of an adjustment to long-term debt. In conjunction with the adoption of SFAS No. 133, the Company also transferred held to maturity securities with an amortized cost of $475 million and an estimated fair value of $474 million into the available for sale category. There was no income statement impact from the adoption of SFAS No. 133.

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities

      In September 2000, the FASB issued SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” which replaces SFAS No. 125. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires substantial disclosures, but it carries over most of SFAS No. 125’s provisions without reconsideration. The Statements provide accounting and reporting standards for such transactions based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Portions of the Statement are effective immediately and have been adopted by the Company. Other portions become effective for transactions occurring after March 31, 2001. The adoption of the continuing provisions of SFAS No. 125 did not have a material impact on the Company’s consolidated financial position or consolidated results of operations. Management does not anticipate that the adoption of the new provisions of SFAS No. 140 will have a material impact on the Company’s consolidated financial position or consolidated results of operations.

Accounting for Business Combinations, Goodwill and Other Intangible Assets

      In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Pooling-of-interests business combinations initiated prior to June 30, 2001 are grandfathered. Statement No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead an entity must perform an assessment of whether goodwill is impaired as of the date of adoption and test for impairment at least annually in accordance with the provisions of Statement No. 142. The new standard will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. The Company is required to adopt the provisions of Statement No. 141 immediately and Statement No. 142 effective January 1, 2002.

      As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $236 million and unamortized identifiable intangible assets in the amount of $38 million, both of which will be subject to the transition provisions of Statements No. 141 and No. 142. Because of the extensive effort needed to comply with adopting Statements No. 141 and No. 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company’s financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

Accounting for Asset Retirement Obligations

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This Statement applies to legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, or development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. Companies shall recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. If a reasonable estimate of fair value cannot be made in the period the asset retirement obligation is incurred, the liability shall be recognized when a reasonable estimate of fair value can be made. The Statement shall be effective for financial statements issued for fiscal years beginning after June 15, 2002; earlier application is encouraged. Initial application of this Statement shall be as of the beginning of an entity’s fiscal year. If this Statement is adopted prior to the effective date and during an interim period other than the first interim period of a fiscal year, all prior interim periods of that fiscal year shall be restated. Management does not anticipate that the adoption of the SFAS No. 143 will have a material impact on the Company’s consolidated financial position or consolidated results of operations.

(2) Investment Securities and Investment Securities Available for Sale

      The following table presents the adjusted cost and approximate fair value of investment securities and investment securities available for sale at December 31, 2000 and 1999.

	2000		1999

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

	(in Thousands)
Investment securities:

U.S. Treasury and other U.S. Government agencies and corporations	$61,738	$60,875	$56,751	$53,626

Mortgage-backed pass-through securities	88,241	88,988	127,788	127,031

CMOs and other mortgage derivative products	1,202,574	1,197,992	1,297,430	1,240,468

States and political subdivisions	79,871	81,801	76,180	77,948

Other	2,265	1,539	2,480	2,470

Total	$1,434,689	$1,431,195	$1,560,629	$1,501,543

	2000		1999

	Fair	Amortized	Fair	Amortized
	Value	Cost	Value	Cost

	(in Thousands)
Investment securities available for sale:

Debt securities:

U.S. Treasury and other U.S. Government agencies and corporations	$353,047	$353,334	$279,394	$291,918

Mortgage-backed pass-through securities	420,282	421,494	369,949	384,599

CMOs and other mortgage derivative products	3,737,454	3,758,818	2,848,661	2,962,617

States and political subdivisions	113,254	114,541	98,968	107,104

Asset-backed securities and corporate bonds	264,691	262,842	487,236	485,692

Other	63,795	66,532	45,576	47,337

Equity securities	122,296	122,648	128,064	127,974

Total	$5,074,819	$5,100,209	$4,257,848	$4,407,241

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      Securities with principal amounts of approximately $4.0 billion at December 31, 2000, were pledged to secure public deposits and Federal Home Loan Bank advances and for other purposes as required or permitted by law. The following table details unrealized gains and losses on investment securities and investment securities available for sale as of December 31, 2000 and 1999.

	2000		1999

	Unrealized	Unrealized	Unrealized	Unrealized
	Gains	Losses	Gains	Losses

	(in Thousands)
Investment securities:

U.S. Treasury and other U.S. Government agencies and corporations	$5	$868	$6	$3,131

Mortgage-backed pass-through securities	1,119	372	752	1,509

CMOs and other mortgage derivative products	2,629	7,211	5,311	62,273

States and political subdivisions	2,062	132	1,861	93

Other	—	726	—	10

Total	$5,815	$9,309	$7,930	$67,016

Investment securities available for sale:

Debt securities:

U.S. Treasury and other U.S. Government agencies and corporations	$2,439	$2,726	$5	$12,529

Mortgage-backed pass-through securities	1,608	2,820	501	15,151

CMOs and other mortgage derivative products	6,598	27,962	30	113,986

States and political subdivisions	701	1,988	70	8,206

Asset-backed securities and corporate bonds	1,864	15	1,597	53

Other	—	2,737	—	1,761

Equity securities	389	741	322	232

Total	$13,599	$38,989	$2,525	$151,918

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The maturities of the securities portfolios are presented in the following tables.

	2000

	Carrying	Fair
	Amount	Value

	(in Thousands)
Investment securities:

Maturing within one year	$7,999	$8,099

Maturing after one but within five years	60,319	60,995

Maturing after five but within ten years	58,355	58,548

Maturing after ten years	17,201	16,573

	143,874	144,215

Mortgage-backed securities and CMOs	1,290,815	1,286,980

Total	$1,434,689	$1,431,195

	Fair	Amortized
	Value	Cost

	(in Thousands)
Investment securities available for sale:

Maturing within one year	$487,850	$486,897

Maturing after one but within five years	258,567	258,640

Maturing after five but within ten years	67,262	67,580

Maturing after ten years	103,404	106,780

	917,083	919,897

Mortgage-backed securities and CMOs	4,157,736	4,180,312

Total	$5,074,819	$5,100,209

      There were gross gains of $4,000 on sales of investment securities available-for-sale during 2000. Gross gains of $2.2 million in 1999 and $4.4 million in 1998 and gross losses of $100,000 in 1999 and 1998 were realized on sales of investment securities available for sale. No securities were transferred to the trading portfolio during either 2000 or 1999.

(3) Loans and Allowance for Loan Losses

      The following presents the composition of the loan portfolio at December 31, 2000 and 1999.

	2000	1999

	(in Thousands)
Commercial, financial and agricultural	$4,056,090	$3,585,432

Real estate – construction	2,291,580	1,872,703

Real estate – mortgage	4,272,323	4,469,989

Consumer installment	1,638,761	1,630,554

	$12,258,754	$11,558,678

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      A summary of the activity in the allowance for loan losses for the years ended December 31, 2000, 1999 and 1998 follows:

	2000	1999	1998

	(in Thousands)
Balance at beginning of year	$151,211	$141,609	$139,234

Provision charged to income	65,578	35,201	39,995

Allowance for loans acquired (sold)	7,560	3,783	(3,212)

Loans charged off	(69,193)	(40,440)	(43,665)

Loan recoveries	12,132	11,058	9,257

Net charge-offs	(57,061)	(29,382)	(34,408)

Balance at end of year	$167,288	$151,211	$141,609

      Nonperforming assets at December 31, 2000 and 1999 are detailed in the following table.

	December 31

	2000	1999

	(in Thousands)
Nonaccrual loans	$86,168	$75,565

Renegotiated loans	84	239

Total nonperforming loans	86,252	75,804

Other real estate	15,476	7,341

Total nonperforming assets	$101,728	$83,145

      The recorded investment in impaired loans at December 31, 2000 was $80 million and at December 31, 1999 was $62 million. The Company had specific allowance amounts related to those loans of $26 million and $20 million, respectively. There were no impaired loans without a specific allowance at December 31, 2000 or 1999. The average investment in these loans for the years ended December 31, 2000 and 1999 amounted to $71 million and $44 million, respectively.

(4) Managed Loans

      During 2000, the Company securitized approximately $1.2 billion of residential mortgage loans. During 1999, the Company securitized approximately $500 million of residential mortgage loans and $500 million of automobile loans. In all the securitizations, the Company retained nearly all of the interests in the securitized assets. The Company retained senior certificated interests for which quoted market prices are available. The senior certificated interests are classified on the consolidated Balance Sheets as investment securities available for sale. The Company retains servicing responsibilities and receives annual servicing fees approximating 0.3 percent (for mortgage loans) and 1.0 percent (for automobile loans) of the outstanding balance and rights to future cash flows arising after the investors in the securitization trust have received the return for which they contracted. The investors and the securitization trusts have no recourse to the Company’s other assets for failure of debtors to pay when due. Their value is subject to credit, prepayment, and interest rate risks on the transferred financial assets.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      In 1998, the Company securitized approximately $400 million of automobile loans and sold the resulting securities to third parties. A pretax gain of $4.3 million was recognized on the securitization. The Company retained an interest only strip in the transaction. The fair value, and recorded value, of the interest only strip was $5.1 million at December 31, 2000. At December 31, 2000, key economic assumptions used to estimate the current fair value of the interest only strip were a 1.2 year weighted-average life, expected credit losses of 0.6 percent, and residual cash flow discount rate of 10 percent. The sensitivity of the current fair value of the interest only strip to 10 percent and 20 percent adverse changes in those assumptions was not material.

      The table below summarizes certain cash flows received from and paid to securitization trusts (dollars in millions):

	Year Ended December 31

	2000	1999

Proceeds from collections	$511	$	374

Servicing fees received	5		4

      The following table presents quantitative information about delinquencies, net credit losses, and components of securitized financial assets and other assets managed together with them (dollars in thousands):

		Principal
		Amount of
	Total Principal	Nonaccrual and
	Amount	90 Days or More	Net Credit
December 31, 2000:	of Loans	Past Due Loans	Losses
Loan category:
Residential real estate — mortgage	$3,966,097	$15,561	$1,322

Consumer installment	1,938,753	9,824	30,530

Other loans	8,487,940	82,636	27,301

Total Loans Managed	14,392,790	$108,021	$59,153

Loans securitized and sold to third parties	(61,065)

Loans securitized and transferred to investment securities available for sale	(2,072,971)

Loans held in portfolio	$12,258,754

December 31, 1999:

Loan category:

Residential real estate — mortgage	$3,357,126	$13,946	$656

Consumer installment	2,219,243	11,136	24,252

Other loans	7,335,754	67,894	7,028

Total Loans Managed	12,912,123	$92,976	$31,936

Loans securitized and sold to third parties	(143,366)

Loans securitized and transferred to investment securities available for sale	(1,210,079)

Loans held in portfolio	$11,558,678

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(5) Deposits

      At December 31, 2000, the scheduled maturities of certificates of deposit were as follows (in thousands):

2001	$3,833,216

2002	1,013,882

2003	351,006

2004	35,844

2005	167,832

Thereafter	21,165

Total	$5,422,945

(6) Short-Term Borrowings

      The short-term borrowings table below shows the distribution of the Company’s short-term borrowed funds.

	December 31

	2000	1999

	(in Thousands)
Federal funds purchased	$1,097,171	$1,040,505

Securities sold under agreements to repurchase	514,734	332,825

Total	1,611,905	1,373,330

Short sales	3,289	19,821

Commercial paper	85,326	83,622

Other short-term borrowings	74,656	71,419

Total	163,271	174,862

Total short-term borrowings	$1,775,176	$1,548,192

      Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(7) FHLB and Other Borrowings

      The following table details the Company’s FHLB advances and other long-term borrowings at December 31, 2000 and 1999, including maturities and interest rates as of December 31, 2000.

		December 31
	Maturity
	Dates	2000	1999

		(in Thousands)
Subordinated debentures:

Prime rate subordinated debentures	2000	$—	$400

Prime rate plus 0.5% subordinated debentures	2002	—	400

7% subordinated debentures	2003	75,000	75,000

8.375% subordinated debentures	2004	50,000	50,000

8.10% subordinated debentures	2009	165,000	175,000

6.45% subordinated debentures	2009	96,791	100,000

Discount		(2,212)	(2,537)

Total subordinated debentures		384,579	398,263

8.25% mortgages payable	2026	1,154	—

FHLB advances:

LIBOR-based floating rate (weighted average rate of 6.55%)	2001-2009	1,500,000	1,500,000

Fixed rate, callable quarterly (weighted average rate of 5.64%)	2000-2014	522,129	575,400

Total FHLB Advances		2,022,129	2,075,400

Note Payable	2003	24,501	11,560

		$2,432,363	$2,485,223

      The FHLB advances are secured by real estate first and second mortgage loans and investment securities totaling $2.8 billion.

      The following table presents maturity information for the Company’s FHLB and other borrowings as of December 31, 2000.

	Subordinated	Mortgages	FHLB	Note
	Debentures	Payable	Advances	Payable

		(in Thousands)
Maturing:

2001	$—	$—	$202,500	$—

2002	—	—	—

2003	74,875	—	105,000	24,501

2004	49,858	—	300,000	—

2005	—	—	900,000	—

Thereafter	259,846	1,154	514,629	—

Total	$384,579	$1,154	$2,022,129	$24,501

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(8) Capital Securities and Preferred Stock

      Three subsidiary business trusts of the Company (Compass Trust I, MB Capital I, and FW Capital I) have issued mandatorily redeemable preferred capital securities (“Capital Securities”). As guarantor, the Company unconditionally guarantees payment of: accrued and unpaid distributions required to be paid on the capital securities; the redemption price when a capital security is called for redemption; and amounts due if a trust is liquidated or terminated.

      The Company owns all of the outstanding common stock of each of the three trusts. The trusts used the proceeds from the issuance of their Capital Securities and common stock to buy debentures issued by the Company. These debentures are the trusts’ only assets and the interest payments from the debentures finance the distributions paid on the Capital Securities. The Company’s financial statements do not reflect the debentures or the related Company’s consolidated income statement effects because they are eliminated in consolidation.

      The Capital Securities are summarized for the following periods as follows:

	December 31,	December 31,
	2000	1999

	(in Millions)
Compass Trust I (a)	$100	$100

MB Capital I	12	–

FW Capital I	23	23

Total	$135	$123

	Interest Rate of	Maturity of
	Securities and	Securities and
	Debentures	Debentures

Compass Trust I	8.23%	2027

MB Capital I	8.75%	2028

FW Capital I	9.375%	2029

(a) In addition to the Capital Securities, common securities of $3 million were issued and the proceeds used by Compass Trust I to purchase junior subordinated deferrable interest debentures of the Company.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The Capital Securities must be redeemed when the related debentures mature, or earlier if provided in the governing indenture. Each issue of capital securities carries an interest rate identical to that of the related debenture. The capital Securities qualify as Tier 1 Capital under Federal Reserve Board guidelines.

      The Company has the right to redeem its debentures: (i) in whole or in part, on or after January 15, 2007 (for debentures owned by Compass Trust I), February 9, 2003 (for debentures owned by MB Capital I), and February 16, 2004 (for debentures owned by FW Capital I); and (ii) in whole at any time within 90 days following the occurrence and during the continuation of a tax event or a capital treatment event (as defined in the offering circulars). If the debentures purchased by Compass Trust I are redeemed before they mature, the redemption price will be the princpal amount, plus a premium, plus any accrued but unpaid interest. If the debentures purchased by MB Capital I or FW Capital I are redeemed before they mature, the redemption price will be the principal amount plus any accrued but unpaid interest. When debentures are redeemed in response to tax or capital treatment events, the redemption price is generally slightly more favorable to the Company.

Class B Preferred Stock

      In December 2000, a subsidiary of the Company issued $21 million of Class B Preferred Stock (the “Preferred Stock”). The Preferred Stock, net of discount, was approximately $18 million at December 31, 2000. The Preferred Stock qualifies as Tier I capital under Federal Reserve Board guidelines. The Preferred Stock dividends are preferential, non-cumulative and payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2001, at a rate per annum equal to 9.875 percent of the liquidation preference of $1,000 per share when, and if declared by the Board of Directors of the Subsidiary, in its sole discretion, out of funds legally available for such payment.

      The Preferred Stock is redeemable for cash, at the option of the Subsidiary, in whole or in part, at any time on or after June 15, 2021. Prior to June 15, 2021, the Preferred Stock is not redeemable, except that prior to such date, the Preferred Stock may be redeemed for cash, at the option of the Subsidiary, in whole or in part, only upon the occurrence of any tax or regulatory events. Any such redemption is subject to the prior approval of the Board of Governors of the Federal Reserve System. The Preferred Stock is not redeemable at the option of the holders thereof at any time.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(9) Off-Balance Sheet Instruments

      The Company is a party to derivative financial instruments in the normal course of business for trading purposes and for purposes other than trading to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. The following table summarizes the contract or notional amount of all derivative financial instruments, as well as the Company’s commitments to extend credit and standby letters of credit, as of December 31, 2000 and 1999.

	2000		1999

		Other		Other
		Than		Than
	Trading	Trading	Trading	Trading

		(in Thousands)
Commitments to extend credit	$—	$7,480,362	$—	$4,978,044

Standby and commercial letters of credit	—	240,305	—	135,482

Forward and futures contracts	324,644	—	54,114	—

Interest rate swap agreements	326,978	1,786,057	116,427	2,899,545

Floors and caps written	186,407	—	104,500	—

Floors and caps purchased	157,797	—	99,500	—

      Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

      Standby and commercial letters of credit are commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions, and expire in decreasing amounts. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various assets as collateral supporting those commitments for which collateral is deemed necessary.

      Forward and futures contracts are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery of a specified instrument, at a designated future date and at a specific price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities’ values and interest rates.

      The Company enters into a variety of interest rate contracts, including interest rate caps and floors, interest rate options and interest rate swap agreements, in its trading activities. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Interest rate options are contracts that allow the holder of the option to purchase or sell a financial instrument at a specified price and within a specified period of time from or to the seller, or writer, of the option. As a writer of options, the Company receives a premium at the outset and then bears the risk of the unfavorable change in the price of the financial instrument underlying the option.

      Entering into interest rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the interest rate risk associated with unmatched positions. Notional principal amounts often are used to express the volume of these transactions; however, the amounts potentially subject to credit risk are much smaller.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The primary purpose for using interest rate contracts in the trading account is to facilitate customer transactions. Changes in the estimated fair value of contracts in the trading account are recorded in other noninterest income as trading profits and commissions. Net interest amounts received or paid on interest rate contracts in the trading account are recorded as an adjustment of interest on trading account securities.

      The following table summarizes interest rate contracts held in the trading account at December 31, 2000:

							Weighted
						Weighted	Average
				Weighted Average Rate*		Average	Repricing
	Notional	Carrying	Estimated			Years to	Frequency
	Amount	Value‡	Fair Value	Received	Paid	Expiration	(Days)

		(in Thousands)
Trading interest rate contracts:

Swaps:

Receive fixed versus:

1-month LIBOR	$67,490	$1,952	$1,952	6.74%	7.29%	3.17	30

3-month LIBOR	47,723	1,028	1,028	7.82	7.56	4.68	90

BMA Muni Swap Index	5,000	136	136	4.62	3.67	5.00	30

Prime	45,000	1,255	1,255	9.16	9.50	1.36	1

Receive float versus:

1-month LIBOR	61,765	204	204	6.94	6.09	3.44	35

3-month LIBOR	30,000	(605)	(605)	6.74	7.54	8.25	90

BMA Muni Swap Index	5,000	101	101	4.21	4.48	5.00	30

Prime	65,000	(1,437)	(1,437)	9.50	9.12	1.39	28

Caps:

Purchased	81,500	45	45	*	*	.91	69

Written	111,407	252	252	*	*	1.58	68

Floors:

Purchased	76,297	1,035	1,035	*	*	2.60	82

Written	75,000	(980)	(980)	*	*	2.19	83

Total	$671,182	$2,986	$2,986

*	Weighted average rates received/paid are shown only for swaps, caps and floors for which net interest amounts were receivable or payable at December 31, 2000. For caps and floors, the rate shown represents the weighted average net interest differential between the index rate and the cap or floor rate.

‡	Positive carrying values represent assets of the Company while negative amounts represent liabilities.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      For derivative financial instruments held or issued for trading purposes, the fair values as of December 31, 2000 and 1999, and the average fair value during those years, are presented in the following table.

	2000		1999

	Period-End	Average	Period-End	Average
	Fair Value	Fair Value	Fair Value	Fair Value

		(in Thousands)
Swaps	$2,634	$645	$66	$(1)

Floors and caps:

Assets	1,080	399	125	231

Liabilities	(728)	(398)	(132)	(270)

Other options:

Assets	—	—	—	30

Liabilities	—	—	—	(17)

      The net trading profits (losses) for derivative financial instruments during 2000 were $(407,000) for forwards and futures, $1,422,000 for swaps, $240,000 for floors and caps and $(35,000) for other options. Such amounts represent only a portion of total trading account profits and commissions. The total trading account profit for 2000 was $8.1 million, a decrease of $2.0 million from 1999.

      In addition to the ongoing monitoring of interest-sensitive assets and liabilities, the Company enters into various interest rate contracts not held in the trading account to assist in managing the Company’s interest sensitivity. The interest rate risk factor in these contracts is considered in the overall interest management strategy and the Company’s interest risk management program. The income or expense associated with interest rate swaps, caps and floors are ultimately reflected as adjustments to interest income or expense. Changes in the estimated fair value of interest rate protection contracts are not reflected in the financial statements until realized.

      The following table details various information regarding swaps, caps and floors used for other than trading purposes as of December 31, 2000.

						Weighted	Weighted
						Average	Average
				Weighted Average Rate*		Expected	Repricing
	Notional	Carrying	Estimated			Maturity	Frequency
	Amount	Value†	Fair Value	Received	Paid	(Years)	(Days)

		(in Thousands)
Non-trading interest rate contracts:

Swaps:

Receive fixed versus 1- month LIBOR	$300,000	$(166)	$983	5.96%	6.71%	1.89	30

Receive fixed versus 3- month LIBOR	1,426,976	8,814	31,133	6.36	6.79	5.84	90

Basis swaps†	59,081	395	97	7.60	7.18	4.70	90

	$1,786,057	$9,043	$32,213

†	On $59 million of basis swaps, the Company receives interest based on three-month LIBOR plus 84 basis points and pays interest based on the one-year Constant Maturity Treasury plus 150 basis points.

*	Weighted average rates received/paid are shown only for swaps, caps and floors for which net interest amounts were receivable or payable at December 31, 2000.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      At December 31, 2000, swaps, caps and floors acquired for other than trading purposes were associated with the following asset or liability categories:

		Notional Principal Associated With

				Guaranteed
	Total		Adjustable-	Preferred	Fixed-Rate
	Notional		Rate	Beneficial	Subordinated
	Principal	Loans	Investments	Interests	Debentures

			(in Thousands)
Swaps:

Receive fixed	$1,726,976	$1,315,276	$—	$100,000	$311,700

Basis swaps	59,081	—	59,081	—	—

	$1,786,057	$1,315,276	$59,081	$100,000	$311,700

      Derivative financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated financial statements. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For interest rate contracts, including caps, floors and swap transactions and other options, the contract or notional amounts significantly exceed the ultimate exposure to credit loss. The Company has credit risk on uncollateralized interest rate swaps and purchased floors and caps for the amount required to replace such contracts in the event of counterparty default. At December 31, 2000, the Company estimates its credit risk in the event of total counterparty default to be $30.9 million for interest rate swaps and $1.3 million for purchased floors and caps. The Company controls the credit risk of its interest rate contracts through credit approvals, limits and monitoring procedures.

      The Company also has recorded as liabilities certain short-sale transactions amounting to $3.3 million at December 31, 2000, which could result in losses to the extent the ultimate obligation exceeds the amount of the recorded liability. The amount of the ultimate obligation under such transactions will be affected by movements in the financial markets, which are not determinable, and the point at which securities are purchased to cover the short sales. The short-sale transactions relate principally to U.S. Government securities for which there is an active, liquid market. The Company does not expect the amount of losses, if any, on such transactions to be material.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(10) Commitments and Contingencies

      The Company and its subsidiaries lease certain facilities and equipment for use in their businesses. The leases for facilities generally run for periods of 10 to 20 years with various renewal options, while leases for equipment generally have terms not in excess of 5 years. The majority of the leases for facilities contain rental escalation clauses with fixed rental increases or increases tied to changes in market lease rates. Certain real property leases contain purchase options. Management expects that most leases will be renewed or replaced with new leases in the normal course of business.

      The following is a schedule of future minimum rentals required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 2000, for leased facilities (in thousands):

2001	$13,699

2002	11,534

2003	7,655

2004	6,308

2005	4,358

Thereafter	17,215

$60,769

      Minimum rentals for all operating leases charged to earnings totaled $24.7 million, $20.7 million, and $18.5 for years ended December 31, 2000, 1999 and 1998, respectively.

      The Company and its subsidiaries are defendants in legal proceedings arising in the ordinary course of business. Some of these proceedings which relate to lending, collections, servicing, investment, trust and other activities seek substantial sums as damages. Among the actions which are pending are actions filed as class actions in the State of Alabama. The actions are similar to others that have been brought in recent years in Alabama and Texas against financial institutions in that they seek substantial compensatory and punitive damages in connection with transactions involving relatively small amounts of actual damages. In recent years, juries in certain Alabama and Texas state courts have rendered large damage awards in such cases.

      It may take a number of years to finally resolve some of these pending legal proceedings due to their complexity and other reasons. It is difficult to determine with any certainty at this time the potential exposure from the proceedings. However, based upon the advice of legal counsel, management is of the opinion that the ultimate resolution of these legal proceedings will not have a material adverse effect on the Company’s financial condition or results of operations.

      During 2000, the Company established an off-balance-sheet conduit which holds securities and loans totaling $889 million at December 31, 2000. The Company, acting as sponsor to the conduit, sells securities to the conduit at cost, which approximates fair market value. The conduit obtains financing in the commercial paper market. Compass, under agreements with the conduit, may be required to purchase assets or provide alternative funding to the conduit in certain limited circumstances. The commitment is for amounts up to $2 billion. No funding or purchase of assets had occurred as of December 31, 2000.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(11) Regulatory Matters and Dividends from Subsidiaries

      The Company and the Subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines, the regulatory framework for prompt corrective action, and the Gramm-Leach-Bliley Act, the Company and the Subsidiary Banks must meet specific capital guidelines that involve quantitative measures of each bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification of the Company and the Subsidiary Banks are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by the regulators to ensure capital adequacy require the Company and the Subsidiary Banks to maintain minimum core capital (“Tier I Capital”) of at least four percent of risk-weighted assets, minimum total capital (“Total Qualifying Capital”) of at least eight percent of risk-weighted assets and a minimum leverage ratio of four percent of adjusted quarterly assets. As of December 31, 2000, the Company and the Subsidiary Banks meet all capital adequacy requirements to which they are subject.

      At December 31, 2000, the regulatory capital ratios of the Company’s Subsidiary Banks exceeded the minimum ratios required for “well-capitalized” banks as defined by federal regulators. To be categorized as “well-capitalized”, the Subsidiary Banks must maintain minimum Total Qualifying Capital, Tier I Capital and leverage ratios of at least 10 percent, 6 percent and 5 percent, respectively. Further, in order to continue its status as a financial holding company as defined by the Gramm-Leach-Bliley Act with the enhanced ability afforded thereby to offer products and services and engage in expanded financial activities, the Company’s Subsidiary Banks must each comply with such “well-capitalized” standards. There are no conditions or events that management believes have changed the Subsidiary Banks’ category.

      The following table presents the actual capital amounts (in thousands) and ratios of the Company and its significant Subsidiary Banks at December 31, 2000 and 1999.

	Total Qualifying Capital		Tier I Capital		Leverage

	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2000:

Consolidated	$1,879,401	11.24%	$1,392,402	8.33%	$1,392,402	6.90%

Compass Bank	1,830,074	10.95	1,340,940	8.02	1,340,940	6.66

As of December 31, 1999:

Consolidated	$1,746,169	11.49%	$1,237,380	8.14%	$1,237,380	6.56%

Compass Bank	1,759,088	11.59	1,273,055	8.39	1,273,055	6.76

      Dividends paid by the Subsidiary Banks are the primary source of funds available to the Company for payment of dividends to its shareholders and other needs. Applicable federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Subsidiary Banks. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of each bank’s total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the Subsidiary Banks. At December 31, 2000, approximately $42 million of the Subsidiary Banks’ net assets were available for payment of dividends without prior regulatory approval. Additionally, the Company’s Subsidiary Banks could have paid additional dividends to the parent holding company in the amount of $158 million while continuing to meet the capital requirements for “well-capitalized” banks at December 31, 2000.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The Subsidiary Banks are required to maintain cash balances with the Federal Reserve. The average amounts of those balances for the years ended December 31, 2000 and 1999, were approximately $203 million and $178 million, respectively.

(12) Stock Based Compensation

      The Company has four long-term incentive stock option plans for key senior officers of the Company and its subsidiaries. The stock option plans provide for these key employees to purchase shares of the Company’s $2.00 par value common stock at the fair market value at the date of the grant. Pursuant to the 1982 Long Term Incentive Plan, the 1989 Long Term Incentive Plan, the 1996 Long Term Incentive Plan, and the 1999 Omnibus Incentive Compensation Plan, shares of the Company’s common stock have been reserved for issuance. The options granted under the plans must be exercised within 5 years and 10 years from the date of grant. The incentive stock option agreements state that incentive options may be exercised in whole or in part until expiration date. The plans also provide for the granting of stock appreciation rights to certain holders of nonqualified stock options. A stock appreciation right allows the holder to surrender an exercisable stock option in exchange for common stock (at fair market value on the date of exercise), cash, or in a combination thereof, in an amount equal to the excess of the fair market value of covered shares over the option price of such shares. The following summary sets forth activity under the plans for the years ended December 31:

	2000		1999		1998

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding, beginning of the year	4,567,905	$21.39	3,558,226	$19.94	3,074,010	$14.47

Granted	1,584,174	16.91	1,680,343	24.04	1,332,879	29.25

Exercised	(221,940)	11.16	(294,791)	13.59	(674,180)	12.55

Forfeited	(511,950)	22.92	(375,873)	25.49	(174,483)	23.29

Outstanding, end of the year	5,418,189	$20.36	4,567,905	$21.39	3,558,226	$19.94

Weighted average fair value of options granted during the year	$3.96		$6.75		$5.55

Exercisable, end of the year	3,393,074		2,686,057		2,138,595

      Of the 5,418,189 outstanding options at December 31, 2000, 3,393,074 were exercisable, at a weighted average exercise price of $20.14, with the remaining 2,025,115 having a remaining vesting period of up to three years. Exercise prices for options outstanding as of December 31, 2000, ranged from $5.11 to $33.00.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The following table provides certain information with respect to stock options outstanding at December 31, 2000:

			Weighted-
		Weighted-	Average
	Stock	Average	Remaining
Range of	Options	Exercise	Contractual
Exercise Prices	Outstanding	Price	Life

Under $10.00	100,614	$8.83	1.21

$10.00 - $14.99	812,953	12.71	3.82

$15.00 - $21.99	2,161,934	17.53	8.14

$22.00 or more	2,342,688	26.12	7.68

	5,418,189	20.36	7.17

      At December 31, 2000, the shares under option included nonqualified options issued to certain executives to acquire 16,875 shares of common stock which provide for tandem stock appreciation rights that are exercisable only upon the occurrence of certain contingent events. Because of the restrictions upon exercise of the stock appreciation rights, no compensation expense has been recorded with respect to these rights.

      The shares under option also included nonqualified options without stock appreciation rights issued to certain executives to acquire shares of common stock as follows: 1,182,478 shares at year-end 2000, 782,734 shares at year-end 1999 and 344,889 shares at year-end 1998.

      The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related Interpretations in accounting for its employee stock options rather than Financial Accounting Statement No. 123, Accounting for Stock-Based Compensation. Under APB 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      Pro forma information regarding net income and earnings per share is presented as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 2000, 1999 and 1998, respectively: risk-free interest rates of 5.05 percent, 6.29 percent and 5.49 percent; dividend yields of 5.23 percent, 3.34 percent and 2.39 percent; volatility factors of the expected market price of the Company’s common stock of 0.404, 0.385 and 0.217; and a weighted-average expected life of the options of 3.2 years, 3.5 years and 3.5 years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The Company’s options granted in 2000, 1999 and 1998 vest ratably over a period of three years, therefore for purposes of pro forma disclosures, the compensation expense related to these options has been allocated over the vesting period. The Company’s actual and pro forma information follows (in thousands except for earnings per share information):

	Year Ended December 31

	2000	1999	1998

Net income:

As reported	$241,623	$228,968	$191,213

Pro forma	234,418	222,377	187,560

Basic earnings per share:

As reported	$1.91	$1.84	$1.55

Pro forma	1.85	1.78	1.52

Diluted earnings per share:

As reported	$1.90	$1.82	$1.52

Pro forma	1.84	1.77	1.49

      During 2000, 1999 and 1998, the Company issued 95,670, 100,600 and 129,287 shares, respectively, of restricted common stock to certain executive officers with a fair value at issuance of $1,443,173, $2,466,067 and $3,122,286, respectively. The fair value of the shares issued each of the last three years is expensed over a three year period based on the expected period of vesting. Because the restricted stock is legally issued and outstanding, the fair value of the restricted stock at issuance is reflected in common stock and surplus with a corresponding offset for the amount of unearned compensation expense. During 2000, 1999 and 1998, compensation expense of $2,335,115, $2,596,579 and $2,038,206, respectively, was recognized in connection with the restricted stock.

(13) Benefit Plans

      The Company sponsors a defined benefit pension plan pursuant to which participants are entitled to an annual benefit upon retirement equal to a percentage of the average base compensation (generally defined as direct cash compensation exclusive of bonuses and commissions) earned in the five consecutive years of benefit service which produces the highest average. The percentage amount of the benefit is determined by multiplying the number of years, up to 30, of a participant’s service with the Company by 1.8 percent. Benefits are reduced by Social Security payments at the rate of 1.8 percent of primary Social Security benefits times years of service up to 30 years. All employees of the Company who are over the age of 21 and have worked 1,000 hours or more in their first 12 months of employment or 1,000 hours or more in any calendar year thereafter are eligible to participate. Employees are generally vested after five years of service. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement. Eligible participants may retire at reduced benefit levels after reaching age 55, if they have at least 10 years of service. The Company contributes amounts to the pension fund sufficient to satisfy funding requirements of the Employee Retirement Income Security Act.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The following tables set forth the plan’s funded status and amounts recognized in the Company’s consolidated balance sheets at December 31:

	2000	1999

	(in Thousands)

Projected benefit obligation, beginning of year	$88,078	$90,707

Service cost	6,880	7,186

Interest cost	6,568	6,242

Actuarial gain	(5,894)	(14,156)

Benefits paid	(2,108)	(1,901)

Projected benefit obligation, end of year	93,524	88,078

Fair value of plan assets, beginning of year	100,072	88,467

Actual return on plan assets	5,862	13,506

Employer contributions	—	—

Benefits paid	(2,108)	(1,901)

Fair value of plan assets, end of year — primarily listed stocks and U.S. bonds	103,826	100,072

Funded status of plan	10,302	11,994

Unrecognized prior service cost	736	799

Unrecognized net (gain) loss	(12,742)	(10,589)

Net pension asset (liability)	$(1,704)	$2,204

	2000	1999

	(in Thousands)

Net pension asset, beginning of year	$2,204	$7,341

Employer contributions	—	—

Net period pension cost	(3,908)	(5,137)

Net pension asset (liability), end of year	$(1,704)	$2,204

      Net pension cost for 2000, 1999 and 1998 included the following components:

	2000	1999	1998

	(in Thousands)
Service cost	$6,880	$7,186	$5,959

Interest cost	6,568	6,242	5,516

Amortization of prior service cost	63	63	63

Recognized net actuarial (gain) loss	(193)	—	377

Estimated return on plan assets	(9,410)	(8,326)	(7,036)

Amortization of unrecognized transitional asset	—	(28)	(444)

Net periodic pension cost	$3,908	$5,137	$4,435

      The weighted average discount rate was 7.75 percent for 2000 and 1999, and 7.00 percent for 1998. The rate of increase in future compensation levels was six percent for 2000, 1999, and 1998. Both rates are used in determining the actuarial present value of the projected benefit obligation. The assumed long-term rate of return on plan assets was 9.50 percent in 2000, 1999, and 1998. Prior service cost is amortized on a straight-line basis.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      In 1997, the Company established benefit plans for certain key executives that provide additional retirement benefits not otherwise provided in the Company’s basic benefit plans. This plan had an unfunded projected benefit obligation of $5.0 million and $3.7 million and a net plan liability of $2.8 million and $1.8 million, that is reflected in accrued expenses and other liabilities, as of December 31, 2000 and 1999, respectively. Net periodic plan expense was $965,000, $735,000 and $567,000 in 2000, 1999 and 1998, respectively.

      The Company has a qualified retirement plan that is both a section 401(k) plan and an employee stock ownership plan (“ESOP”) under the Internal Revenue Code. Employees can contribute up to 15 percent of their salaries to the plan on a pretax basis subject to regulatory limits and the Company at its discretion can match up to 100 percent of 6 percent of the participants’ compensation contributed to the plan. The Company’s matching contributions are based on predetermined income levels and totaled $2.9 million in 2000, $3.8 million in 1999, and $3.8 million in 1998. The administrative costs incurred by the plan are paid by the Company at no cost to the participants. Contributions to the ESOP portion of the plan are made in amounts determined by the Board of Directors of the Company. Such contributions are invested in common stock of the Company that is purchased on the open market and are ordinarily distributed to employees upon their retirement or other termination of employment. Contributions to the ESOP are allocated to the accounts of the participants based upon their compensation, with right to such accounts vested after five years of employment. The Company did not make an ESOP contribution in 2000. The Company contributed $871,000 in 1999 and $3.0 million during 1998. The administrative costs incurred by the plan are paid by the Company.

      The Company also has a monthly investment plan. Under the plan, employees may contribute monthly up to 10 percent of their salary and the Company contributes 30 cents for each dollar of the employees’ contributions toward the purchase of common stock of the Company. The common stock is purchased in the open market and brokerage fees and other incidental expenses are absorbed by the Company. Costs incurred by the Company under the plan were $2.7 million in 2000, $2.6 million in 1999, and $2.2 million in 1998 and are reflected in salaries, benefits and commissions expense.

(14) Business Combinations and Divestitures

Purchase Acquisitions

      On July 17, 2000, the Company completed the acquisition of Founders Bank of Arizona (“Founders”) in Phoenix, with assets of approximately $400 million. The Company acquired all of the outstanding shares of Founders in exchange for approximately $80 million in cash. The transaction was accounted for under the purchase method of accounting. Intangible assets resulting from the purchase totaled approximately $70 million.

      On December 14, 2000, the Company completed the acquisition of Texas Insurance Agency, one of the largest independent insurance agencies in Texas. Headquartered in San Antonio, Texas Insurance Agency specializes in providing property and casualty insurance, personal insurance, employee benefit plans and financial planning for businesses and private banking customers as well as home and automobile insurance for retail customers. Under the terms of the agreement, the Company acquired Texas Insurance in a cash transaction. Intangibles resulting from the purchase approximated $5 million.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      On April 19, 1999, the Company completed the purchase of 15 branches in Arizona from another financial institution. These branches, primarily in the Phoenix area, added approximately $400 million in deposits. The transaction was accounted for under the purchase method of accounting. Intangible assets resulting from the purchase totaled approximately $70 million.

      On October 20, 1999, the Company completed the acquisition of Hartland Bank, N.A. in Austin, Texas, with assets of approximately $300 million. The Company acquired all of the outstanding shares of Hartland Bank in exchange for approximately $90 million in cash. The transaction was accounted for under the purchase method of accounting. Intangible assets resulting from the purchase totaled approximately $70 million.

Pooling-of-Interests

      On January 13, 2000, the Company completed the merger with Western Bancshares, Inc. in Albuquerque, New Mexico, with assets in excess of $300 million. The transaction was accounted for under the pooling-of-interests method of accounting. All prior information has been restated.

      On April 3, 2000, the Company completed the merger with MegaBank Financial Corporation in Denver, Colorado, with assets approximating $300 million. The transaction was accounted for under the pooling-of-interests method of accounting. Prior-period information has not been restated due to immateriality.

      On January 4, 2001, the Company completed the merger with FirsTier. FirsTier is the parent of FirsTier Bank, an approximately $815 million asset bank primarily located in the greater Denver area, and Firstate Bank, an $85 million bank in Nebraska. Under the terms of the agreement, FirsTier shareholders received 6.8 million shares of Compass common stock in exchange for all of the outstanding shares of FirsTier. The transaction was accounted for under the pooling-of-interests method of accounting. All prior information has been restated.

Divestitures

      During 2000, the Company completed the sale of eight non-strategic branches in Texas with deposits of approximately $205 million. Gains of $16.7 million were realized on the sales and included in other income on the consolidated income statement in 2000.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(15) Income Taxes

      For the years ended December 31, 2000, 1999 and 1998, income tax expense attributable to income from operations consists of:

	2000	1999	1998

	(in Thousands)
Current income tax expense:

Federal	$75,204	$104,240	$88,035

State	4,359	3,995	1,232

Total	79,563	108,235	89,267

Deferred income tax expense:

Federal	35,826	7,351	3,937

State	1,833	1,435	425

Total	37,659	8,786	4,362

Total income tax expense	$117,222	$117,021	$93,629

      During 2000, the Company made income tax payments of approximately $84.7 million and received cash income tax refunds amounting to approximately $1.5 million. For 1999 and 1998, income tax payments were approximately $142.4 million and $66.6 million, respectively. Cash income tax refunds amounted to approximately $2.8 million for 1999 and $2.6 million for 1998.

      Income tax expense attributable to income from operations differed from the amount computed by applying the Federal statutory income tax rate to pretax earnings for the following reasons:

	2000		1999		1998

		Percent		Percent		Percent
		of Pretax		of Pretax		of Pretax
	Amount	Earnings	Amount	Earnings	Amount	Earnings

			(in Thousands)

Income tax expense at federal statutory rate	$125,596	35.0%	$121,096	35.0%	$99,695	35.0%

Increase (decrease) resulting from:

Tax-exempt interest and other income	(6,801)	(1.9)	(6,650)	(1.9)	(6,143)	(2.2)

Sale of subsidiary stock	(7,700)	(2.1)	—	—	—	—

State income tax expense net of Federal income tax benefit	3,765	1.0	3,437	0.9	1,079	0.4

Other	2,362	0.7	(862)	(0.2)	(1,002)	(0.3)

Income tax expense	$117,222	32.7%	$117,021	33.8%	$93,629	32.9%

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are presented below:

	2000	1999

	(in Thousands)
Deferred tax assets:

Allowance for loan losses	$62,284	$55,814

Net unrealized losses on securities available for sale	9,517	56,782

Other deferred tax assets	12,910	8,637

Total assets	84,711	121,233

Deferred tax liabilities:

Premises and equipment	13,704	13,759

Lease financing	51,204	38,131

Core deposit and other acquired intangibles	13,960	7,134

Bond discount/premium	27,874	—

Other deferred tax liabilities	6,115	5,431

Total liabilities	112,857	64,455

Net deferred tax asset (liability)	$(28,146)	$56,778

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(16) Parent Company

      The condensed financial information for Compass Bancshares, Inc. (Parent Company Only) is presented as follows:

Balance Sheets

	December 31

	2000	1999

	(in Thousands)
Assets

Cash and due from banks	$2,005	$2,678

Investment securities	23,093	18,067

Reverse repurchase agreements with affiliates	182,214	87,619

Investment in subsidiaries	1,673,812	1,491,280

Other assets	14,177	13,240

Total assets	$1,895,301	$1,612,884

Liabilities and Shareholders’ Equity

Commercial paper	$85,326	$83,634

Accrued expenses and other liabilities	11,562	10,516

Junior subordinated debt payable to subsidiary trusts	139,175	126,804

Subordinated debentures and other borrowings	149,234	137,001

Total liabilities	385,297	357,955

Shareholders’ equity	1,510,004	1,254,929

Total liabilities and shareholders’ equity	$1,895,301	$1,612,884

Statements of Income

	Year Ended December 31

	2000	1999	1998

		(in Thousands)
Income:

Cash dividends from subsidiaries	$285,204	$284,237	$80,787

Interest on investments with affiliates	10,867	9,337	8,012

Other	6,125	3,096	3,195

Total income	302,196	296,670	91,994

Expense:

Interest on commercial paper and other borrowings	27,076	24,004	21,415

Other	5,608	6,861	4,790

Total expense	32,684	30,865	26,205

Income before income tax benefit and equity in undistributed earnings of subsidiaries	269,512	265,805	65,789

Applicable income tax benefit	(5,880)	(6,890)	(5,699)

	275,392	272,695	71,488

Equity in undistributed earnings (dividends in excess of earnings) of subsidiaries	(33,769)	(43,727)	119,725

Net income	$241,623	$228,968	$191,213

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

Statements of Cash Flows

	Year Ended December 31

	2000	1999	1998

	(in Thousands)
Operating Activities:

Net income	$241,623	$228,968	$191,213

Adjustments to reconcile net income to cash provided by operations:

Depreciation, (accretion) and amortization	(1,073)	2,689	2,027

Dividends in excess of earnings (equity in undistributed earnings)	33,769	43,727	(119,725)

Increase in other assets	(937)	(2,397)	(1,816)

Increase (decrease) in accrued expenses and other liabilities	978	586	(424)

Net cash provided by operating activities	274,360	273,573	71,275

Investing Activities:

Purchases of investment securities	(103)	—	—

Proceeds from maturities/calls of investment securities	67	5,932	2,480

Net (increase) decrease in reverse repurchase agreements with affiliates	(94,595)	28,522	(25,309)

Capital contributions made to subsidiaries	(76,624)	(169,505)	(11,251)

Advances to subsidiaries on notes receivable	(16,133)	(43,461)	166

Net cash used by investing activities	(187,388)	(178,512)	(33,914)

Financing Activities:

Net increase in commercial paper and other borrowings	14,633	39,437	33,998

Repayment of other borrowings	(800)	(12,573)	(2,430)

Cash paid in lieu of fractional shares	(1)	(52)	(22)

Retirement of preferred stock	—	(29,268)	—

Common and preferred dividends paid	(105,964)	(98,157)	(82,176)

Pre-merger transactions of pooled entities	—	—	2,608

Repayment of loans to finance stock options	578	2,785	5,121

Proceeds from exercise of stock options	3,909	2,565	6,307

Net cash used by financing activities	(87,645)	(95,263)	(36,594)

Net increase (decrease) in cash and due from banks	(673)	(202)	767

Cash and due from banks at beginning of the year	2,678	2,880	2,113

Cash and due from banks at end of the year	$2,005	$2,678	$2,880

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(17) Fair Value of Financial Instruments

      The assumptions used in the estimation of the fair value of the Company’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company or its subsidiaries, but rather represent a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

      The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and due from banks: Fair value equals the carrying value of such assets.

Investment securities and investment securities available for sale: Fair values for investment securities are based on quoted market prices. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments except in the case of certain options and swaps where pricing models are used.

Trading account securities: Fair value of the Company’s trading account securities (including off-balance sheet instruments) are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments except in the case of certain options and swaps where pricing models are used.

Federal funds sold and securities purchased under agreements to resell: Due to the short-term nature of these assets, the carrying values of these assets approximate their fair value.

Loans: Loans were valued using discounted cash flows. The discount rate used to determine the present value of these loans was based on interest rates currently being charged by the Company on comparable loans as to credit risk and term.

Off-balance sheet instruments: Fair value of the Company’s off-balance sheet instruments (forwards, swaps, caps, floors and options written) are based on quoted market prices. The Company’s loan commitments are negotiated at current market rates and are relatively short-term in nature and, as a matter of policy, the Company generally makes commitments for fixed rate loans for relatively short periods of time, therefore, the estimated value of the Company’s loan commitments approximates carrying amount.

Deposit liabilities: The fair values of demand deposits are equal to the carrying value of such deposits. Demand deposits include noninterest bearing demand deposits, savings accounts, NOW accounts and money market demand accounts. Discounted cash flows have been used to value fixed rate term deposits and variable rate term deposits having an interest rate floor that has been reached. The discount rate used is based on interest rates currently being offered by the Company on comparable deposits as to amount and term.

Short-term borrowings: The carrying value of federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings approximates their carrying values.

FHLB and other borrowings: The fair value of the Company’s fixed rate borrowings, which includes the Company’s Capital Securities, are estimated using discounted cash flows, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of the Company’s variable rate borrowings approximates their fair values.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

		At December 31, 2000			At December 31, 1999

		Carrying	Estimated		Carrying	Estimated
		Amount	Fair Value		Amount	Fair Value

			(in Thousands)

Financial Instruments:

Assets:

Cash and due from banks	$	750,815	$750,815	$	729,124	$729,124

Investment securities		1,434,689	1,431,195		1,560,629	1,501,543

Investment securities available for sale		5,074,819	5,074,819		4,257,848	4,257,848

Trading account securities		17,211	17,211		50,705	50,705

Federal funds sold and securities purchased under agreements to resell		163,896	163,896		122,019	122,019

Loans, net of unearned income		12,258,754	12,224,842		11,558,678	11,441,488

Off-balance sheet instruments		9,043	32,213		4,835	(59,464)

Liabilities:

Noninterest bearing deposits	$	3,188,969	$3,188,969	$	2,772,174	$2,772,174

Interest bearing deposits		11,636,408	11,555,399		10,881,795	10,757,103

Federal funds purchased and securities sold under agreements to repurchase		1,611,905	1,611,905		1,373,330	1,373,330

Other short-term borrowings		163,271	163,271		174,862	174,862

FHLB and other borrowings		2,585,185	2,568,358		2,608,223	2,579,361

(18) Segment Information

      The Company’s segment information is presented by line of business. Each line of business is a strategic unit that serves a particular group of customers that have certain common characteristics, through various products and services. The segment results include certain overhead allocations and intercompany transactions. All intercompany transactions have been eliminated to determine the consolidated balances. The Company’s reportable operating segments are Corporate Banking, Retail Banking, Asset Management, and Treasury.

      The Corporate Banking segment is responsible for providing a full array of banking and investment services to business banking, commercial banking, and other institutional clients in each of the Company’s major metropolitan markets. The Corporate Banking segment also includes a National Industries unit that is responsible for serving larger national accounts, principally in targeted industries. In addition to traditional credit and deposit products, the Corporate Banking segment also supports its customers with capabilities in treasury management, leasing, accounts receivable purchasing, asset-based lending, international services, and interest rate protection and investment products.

      The Retail Banking segment serves the Company’s consumer customers through an extensive banking office network and through the use of alternative delivery channels such as personal computer banking, the internet and telephone banking. The Retail Banking segment provides individuals with comprehensive products and services, including home mortgages, credit cards, deposit accounts, mutual funds, and brokerage and insurance. In addition, Retail Banking also serves the Company’s small business customers, is responsible for the indirect automobile portfolio and provides the Company’s non-metropolitan markets with the same products and services offered by the Corporate Banking and Asset Management segments.

      The Asset Management segment provides specialized investment portfolio management, traditional credit products, financial counseling, and customized services to the Company’s private clients and foundations as well as investment management and retirement services to companies and their employees. The Asset Management segment is also the discretionary investment manager of Expedition Funds®, the Company’s family of proprietary mutual funds.

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The Treasury segment’s primary function is to manage the investment securities portfolio, certain residential real estate loans, public entity deposits, and the liquidity and funding positions of the Company.

      Corporate Support and Other includes activities that are not directly attributable to the reportable segments. Included in this category are the activities of the parent company and support functions, i.e., accounting, loan review, etc. and the elimination of intercompany transactions.

      The following table presents the segment information for the Company’s segments as of and for the year ended December 31, 2000, 1999 and 1998.

		For the Year Ended December 31, 2000
		(in Thousands)

					Corporate
	Corporate	Retail	Asset		Support and
	Banking	Banking	Management	Treasury	Other	Consolidated

Income Statement

Net interest income	$281,580	$316,447	$43,606	$75,037	$1,842	$718,512

Noninterest income	40,745	198,467	25,819	8,108	32,057	305,196

Noninterest expense	98,364	267,832	26,263	10,857	195,969	599,285

Segment net income	$223,961	$247,082	$43,162	$72,288	$(162,070)	424,423

Provision for loan losses						65,578

Net income before income tax expense						358,845

Income tax expense						117,222

Net income						$241,623

Balance Sheet

Average assets	$7,043,194	$3,359,432	$646,329	$7,049,965	$1,701,899	$19,800,819

Average loans	6,936,371	2,792,819	635,569	915,768	831,944	12,112,471

Average deposits	3,043,865	9,001,473	967,541	474,692	817,029	14,304,600

Period-end assets	$7,763,454	$3,399,083	$717,427	$7,294,568	$1,702,628	$20,877,160

Period-end loans	7,396,152	2,916,525	707,911	471,404	766,762	12,258,754

Period-end deposits	3,296,144	8,946,891	1,149,732	676,587	756,023	14,825,377

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

		For the Year Ended December 31, 1999
			(in Thousands)

					Corporate
	Corporate	Retail	Asset		Support and
	Banking	Banking	Management	Treasury	Other	Consolidated

Net interest income	$227,806	$285,117	$37,213	$99,561	$27,005	$676,702

Noninterest income	36,673	165,232	22,814	6,943	15,353	247,015

Noninterest expense	92,159	231,923	21,985	12,047	184,413	542,527

Segment net income	$172,320	$218,426	$38,042	$94,457	$(142,055)	381,190

Provision for loan losses						35,201

Net income before income tax expense						345,989

Income tax expense						117,021

Net income						$228,968

Balance Sheet

Average assets	$5,847,109	$3,091,901	$564,892	$7,515,794	$1,345,462	$18,365,158

Average loans	5,714,381	2,706,289	556,408	1,272,470	585,468	10,835,016

Average deposits	2,303,925	8,804,906	911,625	513,255	661,061	13,194,772

Period-end assets	$6,287,320	$3,617,079	$652,763	$7,110,634	$1,485,052	$19,152,848

Period-end loans	6,162,818	2,726,092	643,951	1,263,843	761,974	11,558,678

Period-end deposits	2,585,237	8,845,806	965,400	540,452	717,074	13,653,969

		For the Year Ended December 31, 1998
			(in Thousands)
					Corporate
	Corporate	Retail	Asset		Support and
	Banking	Banking	Management	Treasury	Other	Consolidated

Income Statement

Net interest income	$193,989	$240,528	$35,969	$132,112	$1,562	$604,160

Noninterest income	41,330	137,013	19,493	12,039	17,288	227,163

Noninterest expense	90,065	192,640	20,468	45,405	157,908	506,486

Segment net income	$145,254	$184,901	$34,994	$98,746	$(139,058)	324,837

Provision for loan losses						39,995

Net income before income tax expense						284,842

Income tax expense						93,629

Net income						$191,213

Balance Sheet

Average assets	$4,988,622	$2,729,163	$647,178	$5,898,896	$1,724,787	$15,988,646

Average loans	4,831,706	2,539,079	638,201	1,069,897	1,010,008	10,088,891

Average deposits	1,875,084	7,667,356	748,580	232,280	1,203,036	11,726,336

Period-end assets	$5,702,544	$2,669,173	$707,164	$7,085,006	$1,776,753	$17,940,640

Period-end loans	5,518,516	2,469,558	699,151	836,078	1,015,537	10,538,840

Period-end deposits	2,179,295	7,814,963	939,143	408,584	1,227,344	12,569,329

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

      The financial information presented was derived from the internal profitability reporting system used by management to monitor and manage the financial performance of the Company. This information is based on internal management accounting policies which have been developed to reflect the underlying economics of the businesses. The policies address the methodologies applied in connection with funds transfer pricing. Funds transfer pricing was used in the determination of net interest income by assigning a standard cost (credit) for funds used (provided) to assets and liabilities based on their maturity, prepayment, and/or repricing characteristics.

      The development and application of these methodologies is a dynamic process. Accordingly, financial results have been revised to reflect management accounting enhancements and changes in the Company’s organizational structure. The segment information for the years presented has been revised to conform to the current year presentation. In addition, unlike financial accounting, there is no authoritative literature for management accounting similar to generally accepted accounting principles. Consequently, reported results are not necessarily comparable with those presented by other financial institutions.

(19) Earnings Per Share

      Presented below is a summary of the components used to calculate basic and diluted earnings per share for the years ended December 31, 2000, 1999 and 1998:

	Year Ended December 31

	2000	1999	1998

(in Thousands Except Per Share Data)

BASIC EARNINGS PER SHARE:

Net income	$241,623	$228,968	$191,213

Less: Dividends on non-convertible and convertible preferred stock	—	2,119	2,996

Net income available to common shareholders	$241,623	$226,849	$188,217

Weighted average common shares outstanding	126,514	123,482	121,435

Basic earnings per share	$1.91	$1.84	$1.55

DILUTED EARNINGS PER SHARE:

Net income	$241,623	$228,968	$191,213

Less: Dividends on non-convertible preferred stock	—	2,119	2,782

Net income available to common shareholders and assumed conversions	$241,623	$226,849	$188,431

Weighted average common shares outstanding	126,514	123,482	121,435
Net effect of nonvested restricted stock and the assumed exercise of stock options—based on the treasury stock method using average market price for the year	747	1,099	1,197

Assumed conversion of preferred stock	—	—	1,254

Weighted average common shares outstanding used to calculate earnings per common share	127,261	124,581	123,886

Diluted earnings per share	$1.90	$1.82	$1.52

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(20) Comprehensive Income

      Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances arising from nonowner sources.

      The following is a summary of the components of other comprehensive income:

	Year Ended December 31

	2000	1999	1998

		(in Thousands)
Other comprehensive income, before tax:

Unrealized holding gain (loss) on investment securities available for sale, net	$124,007	$(165,650)	$19,642

Reclassification adjustment for gains on investment securities available for sale	4	2,102	4,251

Other comprehensive income (loss), before income taxes	124,003	(167,752)	15,391

Income tax expense (benefit) related to other comprehensive income:

Unrealized holding gain (loss) on investment securities available for sale, net	47,266	(62,021)	6,628

Reclassification adjustment for gains on investment securities available for sale	1	800	1,571

Total income tax expense (benefit) related to other comprehensive income	47,265	(62,821)	5,057

Other comprehensive income(loss), after income taxes	$76,738	$(104,931)	$10,334

(21) Supplemental Disclosure for Statement of Cash Flows

      The Company paid approximately $772 million, $631 million and $575 million in interest on deposits and other liabilities during 2000, 1999 and 1998, respectively. The following table presents the Company’s noncash investing and financing activities for the years ended December 31, 2000, 1999 and 1998.

		December 31

	2000	1999	1998

		(in Thousands)
Schedule of noncash investing and financing activities:

Transfers of loans to other real estate owned	$20,044	$8,142	$8,085

Loans to facilitate the sale of other real estate owned	2,808	1,096	574

Assets retained in loan securitization	1,193,990	1,020,883	521,142

Loans to finance stock purchases	640	1,559	2,838

Change in unrealized gain (loss) on available-for-sale	124,003	(167,752)	15,391

securities Issuance of restricted stock, net of cancellations	1,512	1,870	2,631

Conversion of preferred stock	—	—	3,000

Business combinations and divestitures:

Common stock issued	35,924	—	—

Assets acquired	782,015	526,654	—

Liabilities assumed	694,135	667,444	—

Assets sold	48,692	—	—

Liabilities sold	203,118	—	—

Compass Bancshares, Inc. and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
December 31, 2000, 1999 and 1998

(22) Quarterly Results (Unaudited)

      A summary of the unaudited results of operations for each quarter of 2000 and 1999 follows:

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

		(in Thousands Except Per Share Data)
2000

Total interest income	$352,575	$373,886	$390,009	$399,099

Total interest expense	179,982	192,289	208,853	215,933

Net interest income	172,593	181,597	181,156	183,166

Provision for loan losses	10,388	19,362	10,872	24,956

Net interest income after provision for loan losses	162,205	162,235	170,284	158,210

Total noninterest income	67,019	82,426	77,177	78,574

Total noninterest expense	140,183	148,532	147,358	163,212

Income tax expense	30,702	33,168	34,195	19,157

Net income	58,339	62,961	65,908	54,415

Per common share:

Basic earnings	0.47	0.50	0.51	0.43

Diluted earnings	0.47	0.49	0.51	0.43

Cash dividends	0.22	0.22	0.22	0.22

Stock price range:

High	20 1/2	22 3/8	19 3/4	24 1/4

Low	15 3/4	17 1/8	17 7/8	16 5/8

Close	20	17 1/8	19 1/2	23 7/8

1999

Total interest income	$311,106	$321,999	$334,902	$349,232

Total interest expense	150,047	154,957	162,307	173,226

Net interest income	161,059	167,042	172,595	176,006

Provision for loan losses	7,472	9,024	8,873	9,832
Net interest income after provision for loan losses	153,587	158,018	163,722	166,174

Total noninterest income	58,734	59,840	60,617	67,824

Total noninterest expense	128,041	131,726	136,832	145,928

Income tax expense	28,190	29,176	28,850	30,805

Net income	56,090	56,956	58,657	57,265

Net income available to common shareholders	54,877	56,617	58,317	57,038

Per common share:

Basic earnings	0.44	0.46	0.48	0.46

Diluted earnings	0.44	0.46	0.46	0.46

Cash dividends	0.20	0.20	0.20	0.20

Stock price range:

High	26	30 1/2	30 1/8	28 1/8

Low	23	23 5/8	24 7/8	20 3/4

Close	23	27 1/4	25	22 3/8